===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            YOUNG BROADCASTING INC.
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                            YOUNG BROADCASTING INC.

                              ____________________


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 4, 1999

                              ____________________

     The Annual Meeting of Stockholders of Young Broadcasting Inc. (the "Company") will be held at the offices of WKRN-TV, 441 Murfreesboro Road, Nashville, Tennessee at 10:00 a.m. on Tuesday, May 4, 1999, for the following purposes:

     1. To elect nine directors of the Company to serve for a term of one year.

     2. To ratify and approve the selection of independent auditors of the Company to serve until the next annual meeting of stockholders.

     3. To approve an amendment to Young Broadcasting Inc.'s 1995 Stock Option Plan to increase the total number of shares with respect to which options and stock appreciation rights may be granted thereunder.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of shares of the Company's Class A Common Stock and Class B Common Stock at the close of business on April 2, 1999 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.


                                    By Order of the Board of Directors,

                                    /s/ James A. Morgan

                                    JAMES A. MORGAN
                                    Secretary

April 7, 1999









--------------------------------------------------------------------------------

All persons to whom the accompanying proxy is addressed are requested to date, execute and return it promptly in the enclosed, self-addressed envelope. No postage is required if mailed within the United States.

--------------------------------------------------------------------------------

                            YOUNG BROADCASTING INC.

                             ____________________

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  To Be Held
                                  May 4, 1999


       This proxy statement is furnished in connection with the solicitation by the Board of Directors of Young Broadcasting Inc. (the "Company") of proxies and voting instructions in the accompanying form for use at the Annual Meeting of Stockholders to be held at the offices of WKRN-TV, 441 Murfreesboro Road, Nashville, Tennessee at 10:00 a.m. on Tuesday, May 4, 1999, and at all adjournments thereof. The shares represented by proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any stockholder may revoke his proxy at any time prior to the voting thereof by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person at the meeting.

       Holders of record of shares of the Company's Class A Common Stock, $.001 par value ("Class A Common Stock"), and Class B Common Stock, $.001 par value ("Class B Common Stock"), at the close of business on April 2, 1999 are entitled to vote at the meeting. As of such record date, there were 11,431,557 shares of Class A Common Stock and 2,382,447 shares of Class B Common Stock outstanding.

       The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the meeting. Holders of shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders. Each share of Class A Common Stock will be entitled to one vote and each share of Class B Common Stock will be entitled to ten votes.

       Directors will be elected by a plurality of the votes cast at the meeting. Approval of each other matter will require the affirmative vote of a majority of the votes cast thereon. On all matters to come before the meeting, abstentions and non-votes will not be considered as votes cast, and will be considered only for purposes of determining whether a quorum is present at the meeting. Adam Young and Vincent Young together beneficially possess approximately 55% of the aggregate votes that may be cast at the meeting. See "Security Ownership of Certain Beneficial Owners and Management." Accordingly, the affirmative vote of Adam Young and Vincent Young alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the meeting. Adam Young and Vincent Young have advised the Company that they will vote all of their shares in favor of the proposals set forth in the notice attached to this proxy statement.

       The cost of soliciting these proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone.

       The principal executive offices of the Company are at 599 Lexington Avenue, New York, New York 10022. This proxy statement and the form of proxy are being mailed to stockholders on or about April 7, 1999.


                             ELECTION OF DIRECTORS

       It is proposed to elect nine directors of the Company to hold office for terms of one year and until their successors shall be elected and shall qualify. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors of the Company unless instructed to the contrary. Each nominee is currently a director of the Company.

                             Director  Principal occupation and business
Name of Nominee      Age      Since    experience during the past five years
---------------      ---     --------  -------------------------------------

Vincent J. Young      51       1986    Chairman of the Company since its
                                       inception in 1986, member of the
                                       Compensation and Audit Committees of the Company, and director and Chairman of each of the Company's corporate subsidiaries. Mr. Young has served from 1980 and continues to serve as Chairman of Adam Young Inc., a national television representation firm, which merged with and into a subsidiary of the Company in March 1998. Vincent Young is the son of Adam Young.

Adam Young              85      1986   Treasurer of the Company since its
                                       inception, and director and Treasurer of each of the Company's corporate subsidiaries. Mr. Young is also President and Treasurer of Adam Young Inc., which he founded in 1944.

Ronald J. Kwasnick      52      1994   President of the Company since its
                                       inception, and President of each of the
                                       Company's corporate subsidiaries other
                                       than Adam Young Inc., for which he serves as Executive Vice President.

James A. Morgan       50        1998   Executive Vice President of the Company
                                       since March 1993, and Executive Vice
                                       President of each of the Company's
                                       corporate subsidiaries. From 1984 until
                                       joining the Company, he was a director
                                       and Senior Investment Officer at J.P.
                                       Morgan Capital Corporation involved in
                                       investing the firm's own capital in
                                       various leveraged and early growth stage companies.

Bernard F. Curry      80        1994   Chairman of the Audit Committee of the
                                       Company. Mr. Curry served from 1982 as a director and from December 1992 as the Chairman of the Audit Committee of Morgan
                                       Trust Company of Florida, N.A. until it
                                       was merged into J.P. Morgan Florida, FSB
                                       (now J.P. Morgan, FSB) in January 1994.
                                       He has served the surviving bank, which
                                       is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated, in the same capacities since August 1991.

Alfred J. Hickey, Jr.    62     1994   Chairman of the Compensation and Stock
                                       Option Committees of the Company. Mr.
                                       Hickey is currently a private investor.
                                       He was Vice-President--Institutional
                                       Sales of Legg Mason, a brokerage firm,
                                       from May 1990 to May 1991. Mr. Hickey was a private investor from May 1991 to June
                                       1993, when he became the Vice President--
                                       International Sales of Southeast Research
                                       Partners, a brokerage firm, in which
                                       capacity he served until October 1994.

David C. Lee             33     1998   Member of the Compensation and Stock
                                       Option Committees of the Company. Mr. Lee has been a managing director of Sandler
                                       Capital Management, a private investment and money management firm specializing in media, communications, and technology since January 1999. Prior thereto, he was a Managing Director of Lazard Freres &
                                       Co. LLC, leading investment banking firm where he served in various capacities from March 1988 to October 1994 and from April 1996 to December 1998. From
                                       November 1994 to March 1996, Mr. Lee was a Managing Director of Toronto Dominion
                                       Bank, U.S.A. Division, where he headed
                                       the mergers and acquisitions group.

Leif Lomo                69     1994   Member of the Compensation and Stock
                                       Option Committees of the Company. From
                                       1987 to 1994, Mr. Lomo served as Chairman of A.B. Chance Industries, Inc., a manufacturer of electricity-related equipment. Prior to its acquisition by Hubbell Incorporated in April 1994, Mr.
                                       Lomo also acted as President and Chief
                                       Executive Officer of A.B. Chance. From
                                       January 1995 to June 1996, Mr. Lomo
                                       served as the President of Marley Pump, a division of United Dominion Company, which is principally engaged in the manufacture and marketing of submersible pumps for small water well applications and the distribution of gasoline. Mr.
                                       Lomo is currently a private investor.

Robert L. Winikoff       52     1998   Member of the Audit Committee of the
                                       Company. Partner of the New York City law firm of Cooperman Levitt Winikoff Lester
                                       & Newman, P.C. for more than the past
                                       five years, which has served as the
                                       Company's general outside counsel since
                                       1987.


    The Board of Directors of the Company has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors has no nominating committee; nominees for election as directors of the Company are selected by the Board of Directors. During 1998, there were three meetings of the Audit Committee, three meetings of the Compensation Committee and four meetings of the Stock Option Committee. All of the respective Committee members attended each of the Committee meetings.

    The Audit Committee consists of three directors, two of whom are required by the Company's By-Laws to be independent directors. The current members of the Audit Committee are Bernard Curry, Robert Winikoff and Vincent Young. Its functions are to (i) recommend the appointment of independent accountants, (ii) review the arrangements for and scope of the audit by independent accountants,
(iii) review the independence of the independent accountants, (iv) consider the adequacy of the system of internal accounting controls and review any proposed corrective actions, (v) review and monitor the Company's policies regarding business ethics and conflicts of interest, (vi) discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and reporting matters, and (vii) review the activities and recommendations of the Company's accounting department.

    The Compensation Committee consists of four directors, two of whom are required by the Company's By-Laws to be independent directors. The current members of the Compensation Committee are Leif Lomo, Alfred Hickey, David Lee and Vincent Young. The Compensation Committee has authority to review and make recommendations to the Board of Directors with respect to the compensation of executive officers of the Company. See "Executive Compensation_Report of the Compensation Committee."

    The Stock Option Committee consists of three directors, each of whom is a "non-employee" director (as described hereinafter under "Approval of Amendment to 1995 Stock Option Plan"). The current members of the Stock Option Committee are Leif Lomo, Alfred Hickey and David Lee. The Stock Option Committee administers the Young Broadcasting

Inc. 1995 Stock Option Plan (the "Plan") and determines, among other things, the time or times at which options will be granted, the recipients of grants, whether a grant will consist of incentive stock options, nonqualified stock options and stock appreciation rights (in tandem with an option or free-standing) or a combination thereof, the option periods, whether an option is exercisable for Class A Common Stock or Class B Common Stock, the limitations on option exercise and the number of shares to be subject to such options, taking into account the nature and value of services rendered and contributions made to the success of the Company. The Stock Option Committee also has authority to interpret the Plan and, subject to certain limitations, to amend provisions of the Plan as it deems advisable. See "Approval of Amendment to 1995 Stock Option Plan."

   During 1998, the Board of Directors of the Company held ten meetings.

   The Board of Directors recommends a vote FOR the election of the nominees herein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of April 2, 1999 regarding the beneficial ownership of the Company's Common Stock by (i) each executive officer and director of the Company, (ii) each stockholder known by the Company to beneficially own 5% or more of such Common Stock and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each beneficial holder of 5% or more of such Common Stock is the same as the Company. The table includes shares issuable upon the exercise of options, subject to stockholder approval of the proposal to amend the Plan. See "Approval of Amendment to 1995 Stock Option Plan."

------------------------------------------------------------------------------------------------------------------------------------
                                      Class A Common Stock               Class B Common Stock                   Percent of
                               ------------------------------     ---------------------------------             Vote as a
Beneficial Owner                Number                    %       Number                        %             Single Class(1)
------------------------       ------------------------------     ---------------------------------          -----------------
------------------------------------------------------------------------------------------------------------------------------------
Vincent J. Young                     3,984(2)(3)          *         1,324,643(4)(5)(6)(7)     47.5                 33.7
------------------------------------------------------------------------------------------------------------------------------------
Adam Young                              --               --           840,926(5)(7)(8)        35.2                 23.8
------------------------------------------------------------------------------------------------------------------------------------
Ronald J. Kwasnick                        (3)            --            147,612(5)(9)           6.0                  4.1
------------------------------------------------------------------------------------------------------------------------------------
James A. Morgan                        300(3)(10)         *            232,702(5)(6)(11)       9.1                  6.6
------------------------------------------------------------------------------------------------------------------------------------
Deborah A. McDermott                   800(3)             *             56,350(5)(12)          2.3                  1.6
------------------------------------------------------------------------------------------------------------------------------------
Baron Capital Group, Inc.        1,415,600              11.4                --                 --                   4.5
 and Affiliates (13)
 767 Fifth Avenue
 New York, NY 10153
------------------------------------------------------------------------------------------------------------------------------------
Leon G. Cooperman (14)             899,700               7.9                --                 --                   2.5
 88 Pine Street
 Wall Street Plaza
 New York, NY 10005
------------------------------------------------------------------------------------------------------------------------------------
The Equitable Companies            895,359               7.8                --                 --                   2.5
 Incorporated and
 Affiliates (15)
 1290 Avenue of the Americas
 New York, NY 10104
------------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Associates,          659,700               5.8                --                 --                   1.9
 Inc.(16)
 100 E. Pratt Street
 Baltimore, MD 21202
------------------------------------------------------------------------------------------------------------------------------------
Neuberger & Berman, LLC(17)        621,000               5.4                --                 --                   1.8
 605 Third Avenue
 New York, NY 10158
------------------------------------------------------------------------------------------------------------------------------------
Wanger Asset Management,           570,000               5.0                --                 --                   1.6
 L.P.(18)
 227 West Monroe Street
 Chicago, IL 60606
------------------------------------------------------------------------------------------------------------------------------------
Bernard F. Curry (19)               10,700                *                 --                 --                    *
------------------------------------------------------------------------------------------------------------------------------------
Alfred J. Hickey, Jr. (19)           9,700                *                 --                 --                    *
------------------------------------------------------------------------------------------------------------------------------------
Leif Lomo(19)                       10,700                *                 --                 --                    *
------------------------------------------------------------------------------------------------------------------------------------
Robert L. Winikoff (20)(21)         48,296                *                 --                 --                    *
------------------------------------------------------------------------------------------------------------------------------------
David C. Lee(21)                     6,296                *                 --                 --                   --
------------------------------------------------------------------------------------------------------------------------------------
All directors and executive         90,776                *         2,602,233                 84.7                 61.9
 officers as a group
------------------------------------------------------------------------------------------------------------------------------------

                                             (footnotes begin on following page)

--------------------------------------
*    Less than 1%.

  (1) Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to certain significant transactions. Holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law.

  (2)  Includes 2,812 shares held by his wife.

  (3) Does not include shares held through the 401(k) Plan. The 401(k) Plan offers matching contributions on a quarterly basis in the form of Class A Common Stock.

  (4) Includes 87,572 shares held pursuant to an agreement dated as of July 1, 1991 which established a voting trust for the benefit of family members of management, for which Vincent Young and Richard Young act as trustees. During the term of the voting trust, which expires July 1, 2001, the trustees have the sole right to vote the shares subject to the trust. If the trustees cannot agree as to how the shares shall be voted, each trustee will vote 50% of the shares. Also includes 405,357 shares issuable upon the exercise of options granted pursuant to the Plan. Also includes 10,050 shares held pursuant to an agreement dated as of October 1, 1996 which established a voting trust for the benefit of family members of management, for which Vincent Young acts as trustee. During the term of the voting trust, which expires October 1, 2006, the trustee has the right to vote the shares subject to the trust.

 (5) Does not include those shares issuable upon the exercise of options granted pursuant to the Plan which are not exercisable within 60 days.

 (6)   Includes 1,900 shares held for the benefit of his minor children.

 (7) The table does not include 400,000 shares held by Spray-V Limited Partnership for which Vincent Young, his siblings Richard and Sharon Young, and his mother Margaret Young, serve as directors and may be deemed to beneficially own such shares pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (8) Includes 142,063 shares held by his wife. Also includes 4,164 shares issuable upon the exercise of options granted pursuant to the Plan.

 (9) Includes 59,217 shares issuable upon the exercise of options granted pursuant to the Plan.

(10)   Includes 300 shares held by a family trust.

(11) Includes 178,032 shares issuable upon the exercise of options granted pursuant to the Plan.

(12) Includes 41,795 shares issuable upon the exercise of options granted pursuant to the Plan.

(13) Represents shares beneficially owned by BAMCO, Inc. (1,224,000) and Baron Capital Management, Inc. (191,600), subsidiaries of Baron Capital Group, Inc. ("BCG"), including 1,077,000 shares held by Baron Asset Fund, an investment advisory client of BAMCO, Inc., as reported in a Schedule 13G filed in November 1997. Such report also includes an individual reporting person who controls BCG. All of such persons disclaim beneficial ownership of such shares pursuant to Rule 13d-4 under the Exchange Act.

(14) Represents shares beneficially owned by Leon G. Cooperman as reported in a Schedule 13G filed in February 1999.

(15) Represents shares beneficially owned by Alliance Capital Management L.P., a subsidiary of The Equitable Companies Incorporated , as well as by certain parent holding companies, as reported in a Schedule 13G filed in February 1999.

(16) Represents shares beneficially owned by T. Rowe Price Associates, Inc., on behalf of its clients, as reported in a Schedule 13G filed in February 1999.

(17) Represents shares beneficially owned by Neuberger & Berman, LLC, as reported in a Schedule 13G filed in February 1999. Includes 65,400 shares owned by principals of Neuberger & Berman, LLC, as to which Neuberger & Berman, LLC disclaims beneficial ownership.

(18) Represents shares beneficially owned by Wanger Asset Management, L.P., on behalf of its clients, and Wanger Asset Management, Ltd., as reported in a Schedule 13G filed in January 1999.

(19) Includes 9,700 shares issuable upon the exercise of stock options, 8,700 of which were granted pursuant to the Plan.

(20) Includes 22,000 shares held by a limited liability company for which he serves as manager.

(21) Includes 5,296 shares issuable upon exercise of options granted pursuant to the Plan.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee

   The Company's Compensation Committee (the "Committee"), which is composed of three independent directors (Alfred Hickey, Leif Lomo and David Lee) and one inside director (Vincent Young), is responsible for reporting to the Board concerning the compensation policies followed by the Committee in recommending to the Board compensation for executive officers.

   The Committee utilizes a program designed to attract, motivate and retain highly skilled and effective executives who can achieve long-term success in an increasingly competitive business environment and whose services the Company needs to maximize its return to stockholders. The program is premised on the belief that an executive's compensation should reflect his individual performance and the overall performance of the Company, with an appropriate balance maintained among the weightings of these potentially disparate performance levels. The program requires flexibility in order to ensure that the Company can continue to attract and retain executives with unique and special skills critical to the Company's success. Flexibility is also necessary to permit adjustments in compensation in light of changes in business and economic conditions. The compensation of each executive officer is reviewed annually by the Committee.

   In discharging its responsibilities with respect to its 1998 executive pay program, the Committee utilized the recommendations made in 1997 by executive compensation consultants. The consultants made a review and assessment of the Company's executive pay program to determine whether it was market competitive, internally equitable and provided the appropriate balance between fixed and performance-variable pay to ensure that the program appropriately reflects the risks and challenges facing the Company's executive team. The consultants reviewed with the Committee survey data regarding compensation practices and payments by comparable organizations and the relationships between measures of company size and performance and corresponding executive pay levels. The comparison group selected by the consultants was comprised of broadcasting industry peer companies. Such comparative companies are not necessarily the same companies included in the indices used in the performance graph that follows, as the Company's competitors for executive talent are not limited to such companies.

   Based on the consultants' recommendations, the Committee determined to set executive compensation levels at or above competitive median market levels to provide compensation opportunities comparable to those paid by broadcast media companies that compete for executives with comparable talents. Specifically, total cash compensation opportunities (salary plus annual bonus) was targeted at the 75th percentile of competitive market levels, as warranted by annual performance. The consultants determined that total cash compensation levels for executives were at or near median (i.e., 50th percentile) competitive rates and significantly below competitive 75th percentile target levels.

   The consultants recommended that the Committee manage executive compensation within the framework of a total annual compensation structure to allow for flexibility in the mix of pay elements and competitive levels while fixing target pay at desired levels. Target total compensation levels, including target annual and long-term incentive opportunities, were developed for each executive position using a pay mix recommended by the consultants. To create a more balanced overall pay structure, a pay mix was developed for each executive, with the executive's year-end cash bonus and long-term incentive compensation tied to a fixed percentage of base salary. The consultants recommended target compensation levels based on the Company's compensation philosophy and competitive pay positioning versus the broadcast media peer group. In February 1998, the Board, based upon the Committee's recommendations, established base salary levels for Vincent Young and the other executive officers at the same levels as 1997.

   In February 1998, the Committee established a year-end cash bonus plan providing for bonus awards to executive officers at the discretion of the Board if the Company substantially achieved its objectives in 1998. Included among the objectives that the Committee established for 1998 were (i) the continuing evaluation and pursuit of attractive acquisition opportunities, (ii) achieving the financial goals set forth in the 1998 budget approved by the Board, (iii) increasing financial community and investor awareness concerning the Company's securities and (iv) developing new areas of business. In recognition of the successful achievement of such objectives and other major accomplishments during 1998, the Committee recommended and the Board approved the year-end cash bonuses to the Company's executive officers as indicated in the Summary Compensation Table. The Company's executive officers attended numerous conferences and met with many potential investors, and the Company's coverage in the investment banking community has significantly expanded. Furthermore, the Company has substantially met its projected 1998 budget for new business sales. The Committee determined, based on the recommendation of the consultants as discussed above, to increase annual bonus opportunities to provide a meaningful incentive that brings total cash compensation opportunities to competitive 75th percentile rates of pay. Accordingly, the 1998 targeted bonuses for each of the executives were set in line with this objective. These increases are reflected in the Summary Compensation Table.

   The Committee in February 1997 also established an annual incentive cash compensation plan for executive officers that created the potential for significant incentive bonuses if the Company achieved certain cash flow levels. The television broadcasting industry generally recognizes operating cash flow or "OCF" (operating income before income taxes and interest expenses, plus depreciation and amortization and non-cash compensation, less payments for program license liabilities) as a means of valuing companies. Accordingly, the Committee believed it to be in the best interests of the stockholders to establish an incentive for executive officers to achieve the highest possible OCF. Under the incentive cash compensation plan, if the Company met or exceeded its OCF targets for 1998, a bonus pool was to be created based upon a predetermined rising scale percentage of the excess OCF. The allocation of the bonus pool among the executive officers was to be determined at the discretion of the Board. Based upon the consultants' recommendation, total annual compensation opportunities for each executive position are set approximately halfway between the median and the competitive 75th percentile levels. To accomplish this, the consultants recommended that the plan be more formally structured and contain a smaller discretionary element, while retaining the approach that the performance focus remain tied to OCF growth and improvement based upon specifically budgeted OCF targets. Based upon the consultant's recommendation, stock options under the Company's 1995 Stock Option Plan were granted as long-term incentive compensation to the Company's executive officers, with each executive officer receiving options having a value based upon a percentage of base salary, as discussed above. The value placed upon the options was determined in accordance with a Black-Scholes American option valuation formula.

   As one of the Company's largest stockholders, Vincent Young's financial well-being is directly tied to the overall performance of the Company as reflected in the price per share of common stock. For his services as the Company's chief executive officer, Vincent Young's compensation is and will continue to be determined in accordance with the compensation policies outlined herein. Based on the recommendation of the consultants, the Company entered into employment agreements with Vincent Young, Ronald Kwasnick, James Morgan and Deborah McDermott the terms of which are described under "Employment Agreements."

   The Committee's annual performance evaluation of each executive officer is subjective, will rely heavily on the performance evaluation presented to the Committee by the Company's Chairman, and will not typically be based upon an exact formula for determining the relative importance of each of the factors considered, nor will there be a precise measure of how each of the individual factors relates to the Committee's recommendation with respect to each executive officer's ultimate annual compensation.

   Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if (i) performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, (ii) payments are approved by a majority vote of the stockholders prior to payment of such compensation, (iii) the material terms of the compensation are disclosed to the stockholders, and (iv) the compensation committee certifies that the performance goals were in fact satisfied. During 1998, the Committee considered the compensation arrangements of the Company's executive officers in light of the requirements of Section 162(m).

   While the Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the Company's executive officers, the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its stockholders, and deductibility will be only one among a number of factors used by the Committee in making its compensation decisions. Accordingly, the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).


                  Compensation Committee of the Board of Directors

                  Alfred J. Hickey, Jr., Chairman
                  Leif Lomo
                  David C. Lee
                  Vincent J. Young

Performance Graph

   The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from November 7, 1994, the effective date of the Company's initial public offering, through December 31, 1998. The performance graph assumes that an investment of $100 was made in the Class A Common Stock and in each Index on November 7, 1994, and that all dividends were reinvested.


                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                   Value of $100 Invested on November 7, 1994
                   ------------------------------------------



                                    [Graph]




                             11/7/94    12/31/94    12/31/95    12/31/96    12/31/97    12/31/98
                            --------   ---------   ---------   ---------   ---------   ---------
Young Broadcasting Inc.      $  100     $   93       $  149      $  154      $  204      $  220

Nasdaq Stock Market             100         99          140         172         211         297
 Index

Nasdaq                          100         94          123         126         185         305
 Telecommunications
Stock Market Index


   The Company believes that the foregoing information provided has only limited relevance to an understanding of the Company's compensation policies during the indicated periods and does not reflect all matters appropriately considered in developing its compensation strategy. In addition, the stock price performance shown on the graph is not necessarily indicative of future price performance.

  The following table summarizes the compensation for services rendered to the Company paid in 1996, 1997 and 1998 to the Chief Executive Officer and the Company's other executive officers.



                                             Summary Compensation Table
                                ------------------------------------------------------
                                                                                           Long-Term
                                                                                          Compensation
                                                 Annual Compensation                         Awards
                                ------------------------------------------------------ -------------------
                                                                                           Securities
                                                                      Other Annual         Underlying          All Other
     Name and                       Salary            Bonus           Compensation           Options          Compensation
Principal Position      Year         ($)               ($)               ($)(1)                (#)               ($)(2)
---------------------  -------  --------------   ---------------    ----------------   -------------------  --------------

Vincent J. Young          1998      862,500           796,094           259,789              109,595             5,000
Chairman (CEO)            1997      862,500           797,057           275,276               96,435             4,750
                          1996      750,000           290,000           278,044              202,740             4,500
-------------------------------------------------------------------------------------------------------------------------
Adam Young                1998      265,000           122,299                --                   --                --
Treasurer                 1997      265,000           122,446                --                1,004                --
                          1996      230,000            67,500                --                   --                --
-------------------------------------------------------------------------------------------------------------------------
Ronald J. Kwasnick        1998      442,750           286,063            54,826               17,426             2,400
President                 1997      442,750           286,409            58,092               21,575             2,400
                          1996      385,000           135,000            58,797               16,242             4,500
-------------------------------------------------------------------------------------------------------------------------
James A. Morgan           1998      370,875           239,625            51,601               13,376             5,000
Executive Vice            1997      370,875           239,914            54,675               15,835             4,750
President                 1996      322,500           106,000            54,971               13,992             4,500
-------------------------------------------------------------------------------------------------------------------------
Deborah A. McDermott      1998      316,250           204,331            28,366                2,838             5,000
Executive Vice            1997      316,250           175,352            30,056                4,608             4,750
President-Operations      1996      248,333            90,000            30,294               13,992             4,500
-------------------------------------------------------------------------------------------------------------------------


______________________
(1) Reflects the forgiveness of loans which were made to employees in 1994 and 1995 for the purpose of satisfying their federal income tax withholding requirements related to non-cash compensation paid in the form of shares of Common Stock. See "Certain Transactions."

(2) Reflects employer contributions to the Company's 401(k) Plan on behalf of the named executive officers. For 1996, 1997 and 1998 such contributions were made in the form of shares of Class A Common Stock valued at fair market value on the date of issuance.

    The following table sets forth information concerning individual grants of stock options made during 1998 to the named executive officers in the Summary Compensation Table.



                                           Option Grants In Last Fiscal Year


                                    Individual Grants
-----------------------------------------------------------------------------------------
                                                                                            Potential Realizable Value
                          Number of         Percent of                                        at Assumed Annual Rates
                          Securities      Total Options      Exercise                       of Stock Price Appreciation
                          Underlying        Granted to        of Base                           for Option Term(3)
                           Options         Employees in        Price          Expiration   -------------------------------
        Names             Granted(1)       Fiscal Year     Per Share(2)          Date            5%($)          10%($)
-----------------------  ------------     --------------   -------------     ------------        -----          ------

Vincent J. Young           109,595            21.672%         $24.50            10/13/08        741,837       1,639,267
                            20,405             4.035           26.95(4)         10/13/03        151,931         335,728
------------------------------------------------------------------------------------------------------------------------
Adam Young                  12,000             2.373           24.50            10/13/08         81,227         179,490
------------------------------------------------------------------------------------------------------------------------
Ronald J. Kwasnick          37,500             7.415           24.50            10/13/08        253,834         560,906
------------------------------------------------------------------------------------------------------------------------
James A. Morgan             33,000             6.526           24.50            10/13/08        223,374         493,597
------------------------------------------------------------------------------------------------------------------------
Deborah A. McDermott        20,000             3.955           24.50            10/13/08        135,378         299,150
------------------------------------------------------------------------------------------------------------------------

______________________
(1) Options may be exercised immediately with respect to 10% of the total option shares indicated for each of the named executive officers. The following fixed percentages of such option shares will become exercisable on October 13, 1999 and on each of the three anniversaries of such date, in cumulative fashion: 15%, 20%, 25% and 30%, respectively.

(2) The exercise price was established at the market price on the date of grant, October 13, 1998.

(3) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's Class A Common Stock increasing to $39.91 and $63.55 respectively. For the period from November 7, 1994, the effective date of the Company's initial public offering, through December 31, 1998, the cumulative total return of the Company's Class A Common Stock has increased 120%.

(4) The exercise price was established at 110% of the market price on the date of grant, as this option is an "incentive" stock option and Mr. Young possesses more than 10% of the total voting power of the Company's Common Stock.

   The following table sets forth information at fiscal year-end 1998 concerning stock options held by the named executive officers in the Summary Compensation Table. No options held by such individuals were exercised during 1998.

                                  Fiscal Year-End Option Values
--------------------------------------------------------------------------------------------------
                                Number of Securities                  Value of Unexercised
                               Underlying Unexercised                 In-the-Money Options
                             Options At Fiscal Year-End                At Fiscal Year-End
                        -------------------------------------  -----------------------------------
         Name              Exercisable       Unexercisable        Exercisable      Unexercisable
----------------------  -----------------  ------------------  -----------------  ----------------

Vincent J. Young                  405,357             320,118         $7,278,041        $3,747,902
--------------------------------------------------------------------------------------------------
Adam Young                          4,164              19,691             37,523           237,662
--------------------------------------------------------------------------------------------------
Ronald J. Kwasnick                 59,217              78,148            985,596           934,458
--------------------------------------------------------------------------------------------------
James A. Morgan                   181,332              68,418          3,725,580           824,576
--------------------------------------------------------------------------------------------------
Deborah A. McDermott               41,795              47,382            695,847           568,774
--------------------------------------------------------------------------------------------------

   Those directors who are not also employees of the Company receive an annual retainer as fixed by the Board, which may be in the form of cash or stock options, or a combination of both. For the twelve months beginning October 1, 1997, nonemployee directors received an annual retainer in the form of 2,800 shares of Class A Common Stock. For the twelve months beginning on October 1, 1998, nonemployee directors received an annual retainer in the form of 3,500 shares of Class A Common Stock. Nonemployee directors receive reimbursement of out-of-pocket expenses incurred for each Board or committee meeting attended. Nonemployee directors also receive, upon becoming a director, a five-year option to purchase up to 1,000 shares of Class A Common Stock at an exercise price equal to 120% of the quoted price on the date of grant. No other directors are compensated for services as a director.

Employment Agreements

  The Company has employment agreements with Vincent Young (Chairman), Ronald Kwasnick ( President), James Morgan (Executive Vice President and Chief Financial Officer) and Deborah McDermott (Executive Vice President-Operations). Each agreement is for an initial term ending on March 31, 2001, with automatic three-year renewal terms commencing upon the expiration of such term. The agreements each provide for an initial annual salary for each employee, with automatic annual increases of 5% (subject to additional increases at the discretion of the Board) and for participation in the bonus and incentive plans of the Company and for other employee benefits as are generally available to other senior management employees of the Company.

  Each agreement provides that either the Company or the employee may terminate the agreement on notice given before the expiration of the initial term or any renewal term, and upon such termination the Company shall pay the employee all amounts due for the current term plus a payment of one month of the employee's base salary for each year of service with the Company. Upon a change of control of the Company: (i) if the Company ceases to use the employee's services, he shall be paid for the remainder of the term of his current employment agreement plus a bonus equal to the greater of the amount he would have earned under the Company's bonus plan for the year in which the change of control occurs or the amount earned under the Company's bonus plan during the year preceding the change of control; or (ii) in the event the employee continues to perform services, the Company shall pay his base salary plus an annual bonus equal to the greater of the bonus he would have earned under the Company's bonus plan for the year or the bonus earned under any new incentive plan adopted by the Company; or (iii) if the Company exercises its right to terminate the agreement at the end of the then current term, the employee shall receive severance benefits equal to one month of the employee's then current annual base salary for each year of service. Upon a change of control, the employee shall become immediately entitled to exercise any outstanding options under the Young Broadcasting Inc. 1995 Stock Option Plan. Each agreement subjects the employee to a non-competition covenant in favor of the Company.

401(k) Plan

   The Company maintains a retirement plan (the "401(k) Plan") established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), covering all of the eligible employees of the Company. Pursuant to the 401(k) Plan, employees may elect to defer up to 15% of their current pre-tax compensation and have the amount of such deferral contributed to the 401(k) Plan. The maximum elective deferral contribution was $10,000 in 1998, subject to adjustment for cost-of-living in subsequent years. Certain highly compensated employees may be subject to a lesser limit on their maximum elective deferral contribution. The 401(k) Plan permits, but does not require, matching contributions and non-matching (profit sharing) contributions to be made by the Company up to a maximum dollar amount or maximum percentage of participant contributions, as determined annually by the Company. Effective January 1, 1997, the 401(k) Plan was amended to offer a match to employee contributions equal to .5% for each 1% of compensation an employee contributes, up to a maximum 3% Company contribution. Such contributions will be made in the form of Class A Common Stock to be contributed by the Company to the 401(k) after each calendar quarter with respect to such quarter based upon the closing price as of the last day of such quarter. The Company contributed an aggregate of 25,243 shares of Class A Common Stock to the 401(k) Plan in 1998 in respect of matching grants. The 401(k) applies a seven-year vesting schedule to all shares contributed based upon the number of years employed by the Company. The 401(k) Plan is qualified under Section 401 of the Code so that contributions by employees and employer, if any, to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

Compensation Committee Interlocks and Insider Participation

   Currently, the members of the compensation committee are Alfred Hickey, Leif Lomo, David Lee and Vincent Young, the Company's Chairman.


                              CERTAIN TRANSACTIONS

   The Company made loans in 1994 to certain executive officers and other employees of the Company to satisfy their federal income tax withholding requirements related to non-cash compensation paid in the form of shares of Common Stock. The Company made additional loans to such employees in 1995 to satisfy their remaining tax obligations related to such non-cash compensation. The shares were issued to such employees in August and November 1994 pursuant to the Company's terminated Incentive Stock Grant Program (the "Program") and in March 1994 as part of compensation under employment arrangements. The aggregate outstanding principal amount of such loans at March 16, 1999 was $673,000 including $367,000 to Vincent Young, Chairman and a director of the Company; $77,000 to Ronald J. Kwasnick, President and a director of the Company; $67,000 to James A Morgan, Executive Vice President and a director of the Company; and $37,000 to Deborah McDermott, Executive Vice President-Operations of the Company. The loans bear interest at the rate of 7.21% per annum and are payable in five equal annual installments of principal and accrued interest. On November 8, 1995, the Board of Directors of the Company adopted a loan forgiveness policy in order to afford employees who received grants under the Program with the benefits intended by the Program without imposing upon them the adverse tax consequences incident thereto. Under the forgiveness policy, all employees of the Company with such loans outstanding who were employed in good standing as of November 15, 1995 could elect to defer for one year the first installment of principal and related accrued interest. For all of such electing employees, one-twelfth of such deferred installment was forgiven as of the end of each full month of employment in good standing during the twelve-month period ended November 15, 1996. This policy provides for employee elections similarly to defer the remaining installments as they become due with similar monthly vesting for forgiveness based upon continued employment in good standing.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors, with the concurrence of the Audit Committee, has selected Ernst & Young LLP as its independent auditors for 1999. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of Ernst & Young LLP, the engagement of independent auditors will be reevaluated by the Board of Directors.

   A representative of Ernst & Young LLP is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

   The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.


                APPROVAL OF AMENDMENT TO 1995 STOCK OPTION PLAN

   The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the Young Broadcasting Inc. 1995 Stock Option Plan (the "Plan") increasing the total number of shares with respect to which options and stock appreciation rights ("SARs") may be granted under the Plan from 1,500,000 to 2,300,000. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain competent employees, to make service on the Board of Directors of the Company more attractive to present and prospective non-employee directors and to provide a means to encourage stock ownership and proprietary interest in the Company by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative and efforts the financial growth of the Company largely depend.

   The Plan may be administered by either the entire Board of Directors of the Company or a committee consisting of two or more members of the Board of Directors, each of whom is a "non-employee director." The Plan is currently, and has been since its adoption in February 1995, administered by a Stock Option Committee of the Board of Directors consisting of two "non-employee directors." The current members of the Stock Option Committee are Leif Lomo and Alfred Hickey. To qualify as a non-employee director, a director may not be eligible for grants under the Plan, but may receive options in respect of annual non-employee director retainer fees.

  Incentive stock options ("ISOs") may be granted only to officers and key employees of the Company and its subsidiaries. Nonqualified stock options and SARs may be granted to such officers and employees as well as to agents and directors of and consultants to the Company, whether or not otherwise employees of the Company. In determining the eligibility of an individual for grants under the Plan, as well as in determining the number of shares to be optioned to any individual, the Stock Option Committee takes into account the recommendations of the Company's Chairman, Vincent Young, the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service or accomplishments, his or her present or potential contribution to the success of the Company or its subsidiaries, the number and terms of options and SARs already held by an individual and such other factors as the Stock Option Committee may deem relevant. In making recommendations to the Stock Option Committee, the Chairman focuses upon individuals who would be motivated by a direct economic stake in the equity of the Company. Such individuals are primarily in the executive management group and in the individual station management groups, and are evaluated by the Chairman at each grant date based upon the factors discussed above.

   Options may provide for their exercise into shares of any class of the Company's Common Stock, Class A, Class B or Class C. Each such class of Common Stock has substantially identical rights, except with respect to voting. The Class A Common Stock entitles its holders to one vote per share on all matters submitted to a vote of the holders of Common Stock. The Class B Common Stock entitles its holders to ten votes per share, except in connection with certain significant transactions. Holders of Class C Common Stock, none of which is presently outstanding, would not be entitled to vote, except as required by law. All classes of Common Stock entitled to vote on any matter vote together as a single class, except as otherwise required by law. Shares of Class B Common Stock may only be held, directly or indirectly, by members of management and certain family members of management. Accordingly, options exercisable for shares of Class B Common Stock may only be granted to individuals within such group.

   The Plan provides for the granting of ISOs to purchase the Company's Common Stock at not less than the fair market value on the date of the option grant and the granting of nonqualified options and SARs with any exercise price. SARs granted in tandem with an option have the same exercise price as the related option. As of April 2, 1999, options for an aggregate of 1,422,478 shares had been granted to various individuals, including Vincent Young, Ronald Kwasnick, James Morgan and Deborah McDermott. As of such date, options for an additional 396,000 shares had been granted subject to stockholder approval. The Plan contains certain limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares to which ISOs become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the option will be treated as a nonqualified option. In addition, if an optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the ISO cannot exceed five years. No option or SAR may be granted under the Plan after February 5, 2005, and no option or SAR may be outstanding for more than ten years after its grant.

   Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash, check or, under certain circumstances, in shares of any class of the Company's Common Stock, or any combination thereof. SARs, which give the holder the privilege of surrendering such rights for the appreciation in the Common Stock between the time of the grant and the surrender, may be settled, in the discretion of the Board or committee, as the case may be, in cash, Common Stock, or in any combination thereof. The exercise of an SAR granted in tandem with an option cancels the option to which it relates with respect to the same number of shares as to which the SAR was exercised. The exercise of an option cancels any related SAR with respect to the same number of shares as to which the option was exercised. Generally, options and SARs may be exercised while the recipient is performing services for the Company and within three months after termination of such services.

   The Plan may be terminated at any time by the Board of Directors, which may also amend the Plan, except that without stockholder approval, it may not increase the number of shares subject to the Plan or change the class of persons eligible to receive options under the Plan.

Federal Income Tax Consequences to the Company and the Participant.

Incentive Stock Options
-----------------------

   Options granted under the Plan which constitute ISOs will, in general, be subject to the following Federal income tax treatment:

   (i) The grant of an ISO will give rise to no Federal income tax consequences to either the Company or the participant.

   (ii) A participant's exercise of an ISO will result in no Federal income tax consequences to the Company.

   (iii) A participant's exercise of an ISO will not result in ordinary Federal taxable income to the participant, but may result in the imposition of an increase in the alternative minimum tax. If shares acquired upon exercise of an ISO are not disposed of within the same taxable year the ISO is exercised, the excess of the fair market value of the shares at the time the ISO is exercised over the option price is included in the participant's computation of alternative minimum taxable income.

   (iv) If shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant, or within one year of the date of the option exercise, the participant will realize ordinary Federal taxable income at the time of the disposition to the extent that the fair market value of the shares at the time of exercise exceeds the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price.

   Short-term or long-term capital gain will be realized by the participant at the time of such a disposition to the extent that the amount of proceeds from the sale exceeds the fair market value at the time of the exercise of the ISO.

   Short-term or long-term capital loss will be realized by the participant at the time of such a disposition to the extent that the option price exceeds the amount of proceeds from the sale.

   If a disposition is made as described in this section, the Company will be entitled to a Federal income tax deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary Federal taxable income realized by the participant.

   If shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise, the participant will realize long-term capital gain or loss in an amount equal to the difference between the amount realized by the participant on the disposition and the participant's Federal income tax basis in the shares, usually the option price. In such event, the Company will not be entitled to any Federal income tax deduction with respect to the ISO.

Non-Qualified Stock Options
---------------------------

   Non-qualified stock options ("NQSO"s) granted under the Plan will, in general, be subject to the following Federal income tax treatment.

   (i) The grant of a NQSO will give rise to no Federal income tax consequences to either the Company or the participant.

   (ii) The exercise of a NQSO will generally result in ordinary Federal taxable income to the participant in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price.

  (iii) A deduction from Federal taxable income will be allowed to the Company in an amount equal to the amount of ordinary income recognized by the participant, provided the Company deducts and withholds all appropriate Federal withholding tax.

   (iv) Upon a subsequent disposition of shares, a participant will recognize a short-term or long-term capital gain or loss equal to the difference between the amount received and the tax basis of the shares, usually fair market value at the time of exercise.

                               NEW PLAN BENEFITS

                 Young Broadcasting Inc. 1995 Stock Option Plan

   On October 13, 1998, the Stock Option Committee awarded options to purchase an aggregate of 396,000 shares of the Company's Class B Common Stock to officers and employees of the Company, subject to stockholder approval of the proposal to amend the Plan. As of March 17, 1999, the market value of the Common Stock underlying such options, based upon the closing price of $44.13 per share of the Company's Class A Common Stock on such date, was $17,475,480. The options vest as follows: 10% of the shares covered by the options may be purchased at any time; an additional 15% of such shares may be purchased at any time after one year from the date of grant; an additional 20% of such shares may be purchased at any time after two years from the date of grant; an additional 25% of such shares may be purchased at any time after three years from the date of grant; and the remaining 30% of such shares may be purchased at any time after four years from the date of grant. Each of the options is treated as an ISO with respect to up to 4,081 of the option shares that may become exercisable during a calendar year. The remaining options are treated as nonqualified options. Each of the options has a ten year term other than with respect to the ISOs granted to Vincent Young, which have five-year terms. The options were granted with an exercise price of $24.50 per share, except for the ISOs granted to Vincent Young, which have an exercise price of 26.95 per share. The following table sets forth certain information relating to such awards to the named executive officers and to the specified groups and persons.


                                             Number of
Name and Position                             Options
-------------------------------------------  ---------

Vincent J. Young                              130,000
Chairman

Adam Young                                     12,000
Treasurer

Ronald J. Kwasnick                             37,500
President

James A. Morgan                                33,000
Executive Vice President

Deborah A. McDermott                           20,000
Executive Vice President-Operations

Executive Group                               232,500

Non-Executive                                     -0-
 Director Group

Non-Executive Officer                         163,500
 Employee Group


   Giving effect to approval of this proposal and the increase in the number of shares available for grants under the Plan, there would be 481,522 additional shares available for future grants under the Plan. No determinations have been made regarding the persons to whom grants will be made in the future under the Plan or the terms of such grants.

   The Board of Directors recommends a vote FOR approval of the amendment to the 1995 Stock Option Plan.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such Common Stock with the Securities and Exchange Commission, and to file copies of such reports with the Company. Based solely upon a review of the copies of such reports filed with the Company, the Company believes that during 1998 such reporting persons complied with the filing requirements of said
Section 16(a).


                                 ANNUAL REPORT

   The Company's 1998 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. The Company will provide without charge to each of its stockholders, upon the written request of any such stockholders, a copy of its Annual Report on Form 10-K for the year ended December 31, 1998, exclusive of exhibits. Written requests for such Form 10-K should be sent to James A. Morgan, Secretary, Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022.


                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.


                           2000 STOCKHOLDER PROPOSALS

   Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for the 2000 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Secretary of the Company at the Company's principal executive offices not later than December 8, 1999.



                                         By Order of the Board of Directors,

                                         /s/ James A. Morgan

                                         JAMES A. MORGAN
                                         Secretary

April 7, 1999

                            YOUNG BROADCASTING INC.

                         ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints Vincent J. Young and James A. Morgan as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Class A and Class B Common Stock of the undersigned at the 1999 Annual Meeting of the Company, to be held at the offices of WKRN-TV, 441 Murfreesboro Road, Nashville, Tennessee, at 10:00 a.m. on Tuesday, May 4, 1999, and at any adjournments or postponements thereof.

          WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.


                                                       ------------------------
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                 SEE REVERSE SIDE
                                                       ------------------------

      Please mark
      vote as in
      this example


The Board of Directors recommends a vote FOR proposals 1, 2, and 3.


1.  Election of Directors.


Nominees: Vincent J. Young, Adam Young, Ronald J. Kwasnick, James A. Morgan, Bernard F. Curry, Alfred J. Hickey, Jr., David C. Lee, Leif Lomo, Robert L. Winikoff

                          FOR                WITHHELD
                          ALL                FROM ALL
                        NOMINEES             NOMINEES



--------------------------------------------------------------------------------
                    For all nominees except as noted above



                                                FOR        AGAINST      ABSTAIN

2. Selection of Independent Auditors.



3. Approval of amendment to the Company's 1995 Stock Option Plan to increase the total number of shares with respect to which options and stock appreciation rights may be granted thereunder.






Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:_______________ Date:_______ Signature:_________________ Date:_______